SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

    |_|  Preliminary Proxy Statement        |_|  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
    |_|  Definitive Proxy Statement
    |X|  Definitive Additional Materials
    |_|  Soliciting Material Pursuant to Rule 14a-12

                            DEXTER CORPORATION
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                                    N/A
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (a) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------

     (b) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------

     (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

----------------------------------------------------------------------------

     (d) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

     (e)   Total Fee paid:

----------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:_____________________________________
         (2)   Form, Schedule or Registration Statement No.:_______________
         (3)   Filing Party: ______________________________________________
         (4)   Date Filed: ________________________________________________

               As filed with the Commission on June 23, 2000



                                               DEXTER

                                               Dexter Corporation
                                               One Elm Street
                                               Windsor Locks, CT  06096-2334
                                               Tel:  860.292.7675
                                               Fax:  860.292.7673


                           IMPORTANT ANNOUNCEMENT

June 23, 2000



Dear  Shareholder:

We are pleased to inform you that Dexter Corporation has achieved an important objective for fulfilling its commitment to maximize value for all shareholders. On June 20, 2000 Dexter signed two definitive asset sale agreements for a total of $675 million in cash.

The stock market responded enthusiastically to these asset sales transactions. The price of Dexter's common stock rose by more than $4 per share on the first day of trading following the announcement. The reaction we have received to date from our major institutional investors is also extremely positive. The following statements appeared in the initial press coverage on the asset sale transactions:

    o "Dexter seems to be making good on its intention to maximize value for shareholders in the short-term," said Jeffrey Zekauskas of J.P. Morgan, Reuters Newservice, June 21, 2000.*

    o "... Dexter may have trumped its opponent, International Specialty Products Inc. In any event, Dexter shareholders appear to be the main beneficiaries of the ongoing feud." Reported by Christina Cheddar of Dow Jones Newswire on June 21, 2000.*

              LET SAM HEYMAN KNOW THAT YOU SUPPORT THE CURRENT
                BOARD'S ONGOING PROGRAM TO MAXIMIZE VALUES.

                 VOTE THE ENCLOSED WHITE PROXY CARD TODAY.

In order to be certain that all shareholders have time to vote their proxies prior to our annual meeting, we have postponed the meeting for two weeks from June 30 to July 14, 2000. As set forth in the accompanying notice, the location and time for the meeting has also been changed to 10:00 am, on July 14, 2000 at Dexter Corporation, Nonwoven Materials Specialty Processing Center, 3 Chirnside Road, Windsor Locks, Connecticut. This short delay will allow ample time for the dissemination of information and evaluation by all Dexter shareholders of the proposed asset sale transactions. A copy of the press release is enclosed for your information.

         YOUR BOARD WILL NOT BE DETERRED FROM COMPLETING ITS VALUE
            MAXIMIZATION PROGRAM BY SAME HEYMAN'S CRITICISMS AND
                       PROMISES OF FURTHER LITIGATION


It appears to us that Sam Heyman is unwilling to accept defeat in his quest to get his hands on the assets Loctite has agreed to purchase for $400 million and to join with us to ensure that the remaining Dexter businesses are sold for their maximum value. In our opinion, Sam Heyman's latest self-serving criticism of the Board's announced asset sales and his threats of litigation to block, in particular, the Loctite transaction, demonstrate to us that he is interested only in making money for ISP (of which he personally owns 76%) and not in maximizing value for all other Dexter shareholders.

Sam Heyman's continued interference in Dexter's plans to sell its assets are disruptive. We believe these actions could be detrimental to the completion of our value maximization process. It is time for Sam Heyman to stop his attempts to obstruct the value maximization process so that we can deliver full value to each one of you.

         DO NOT LET SAM HEYMAN DENY YOU THE OPPORTUNITY TO REALIZE
           MAXIMUM VALUE FOR YOUR SHARES. PROTECT YOUR INVESTMENT
             BY VOTING THE WHITE PROXY TO RE-ELECT YOUR BOARD.

We believe that the signing of these definitive agreements is a significant achievement for our overall program. However, there is more for us to accomplish in the near term in order to complete our work on behalf of all shareholders. We are aggressively continuing to pursue a transaction involving Life Technologies, Dexter's largest remaining asset, and the sale of our coatings business. We recognize and readily accept our responsibilities to deliver on our commitment to maximize value for all shareholders in an expeditious and timely manner - and we will do so.

Do not underestimate the importance of your vote in this election. Every share counts. If you previously signed a GOLD proxy card, you have every legal right to change your mind. Only your latest dated proxy will be counted so send in your signed WHITE proxy card today.

If you fail to return a proxy and hold your shares in street name, your bank or broker cannot vote your shares on your behalf. You should return the WHITE proxy card promptly so it is received in time to be counted.

Once again, on behalf of your Board of Directors, I thank you for your continued support and ask you to sign, date and return the enclosed WHITE proxy card today.

Sincerely,



K. Grahame Walker
Chairman and Chief Executive Officer

*permission to use these statements was neither sought nor obtained.


                                   DEXTER

Dexter Corporation -- One Elm Street -- Windsor Locks, Connecticut 06096-2334
                           -- Tel: 860.292.7675


                      REVISED NOTICE OF ANNUAL MEETING

                                                              June 23, 2000


    The annual meeting of the shareholders of Dexter Corporation (the "Company" or "Dexter") will be held at Dexter Corporation, Nonwoven Materials Specialty Processing Center, 3 Chirnside Road, Windsor Locks, Connecticut 06096, on Friday, July 14, 2000, at 10:00 A.M., local time, for the following purposes:


(1) To elect three directors to serve for three-year terms expiring at the 2003 annual meeting of shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE EXISTING DEXTER DIRECTOR NOMINEES PROPOSED FOR REELECTION AND AGAINST THE ELECTION OF INTERNATIONAL SPECIALTY PRODUCTS INC.'S DIRECTOR NOMINEES.

(2) To ratify the selection by the Company's Board of Directors of the firm of PricewaterhouseCoopers LLP as auditor of the Company for the year 2000. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

(3) To vote upon a proposal by International Specialty Products Inc. and its wholly owned subsidiary ISP Investments Inc. (collectively, "ISP"), as described in the Company's proxy statement, relating to an amendment to the Company's Bylaws requiring the Dexter Board to make certain amendments to the Company's Rights Agreement or to redeem the rights issued under the Agreement if the Company's shareholders instruct the Board to do so and requiring the Board not to adopt a new rights agreement without shareholder approval. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

(4) To vote upon a proposal by ISP, as described in the Company's proxy statement, relating to a shareholder resolution directing Dexter Board's to amend the Rights Agreement promptly to make it inapplicable to any offer for all outstanding shares of Dexter for at least $45.00 per share in cash. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

(5) To vote upon a proposal by ISP, as described in the Company's proxy statement, relating to a shareholder resolution repealing any and all amendments made by the Dexter Board to the Company's Bylaws after February 26, 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

(6) To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

    YOU SHOULD BE AWARE THAT THE FEDERAL DISTRICT COURT IN CONNECTICUT HAS RULED THAT ISP'S SHAREHOLDER PROPOSALS SEEKING TO INCREASE THE SIZE OF THE DEXTER BOARD (THE BOARD SIZE BYLAW PROPOSAL) AND TO ELECT A MAJORITY OF THE MEMBERS OF THE DEXTER BOARD (THE ADDITIONAL DIRECTORS ELECTION PROPOSAL) ARE ILLEGAL UNDER DEXTER'S CERTIFICATE OF INCORPORATION AND CONNECTICUT LAW. The Court's decision cannot be appealed by ISP absent the Court directing entry of the decision as a final judgment or the final adjudication of all the other issues raised by ISP in its complaint filed in the District Court. As a result of the Court's decision, ISP's Omnibus Proposal which specifies the order that ISP's shareholder proposals are to be voted on is unnecessary. Accordingly, we do not intend to present these three proposals at the Annual Meeting. Dexter does not intend to solicit proxies against these proposals, and they do not appear on Dexter's WHITE proxy card. A more complete discussion of the pending litigation between ISP and Dexter is set forth under the heading "Certain Litigation" in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on May 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

    THIS ANNUAL MEETING IS OF PARTICULAR IMPORTANCE TO ALL SHAREHOLDERS OF THE COMPANY BECAUSE OF ISP'S ONGOING HOSTILE ATTEMPT TO TAKE OVER YOUR COMPANY.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, YOUR BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE PAID IF MAILED IN THE UNITED STATES.

    YOUR BOARD ALSO URGES YOU NOT TO SIGN ANY GOLD PROXY CARDS SENT TO YOU BY ISP. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY ISP, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.


                                        By order of the Board of Directors

                                        BRUCE H. BEATT,
                                        Secretary



    IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR SHARES, OR NEED ADDITIONAL COPIES OF DEXTER'S PROXY MATERIALS, PLEASE CALL:

                                 MACKENZIE
                               PARTNERS, INC.

                         156 Fifth Avenue - 13th Fl
                          New York, New York 10010
                        proxy@mackenziepartners.com
                       (212) 929-5500 (call collect)
                                     or
                          TOLL-FREE (800) 322-2885



NOTE -- We are required to include with all our communications regarding our program to maximize value for our shareholders the following cautionary statement - "No assurance can be given that shareholder value will be maximized."